                                                                  EXHIBIT 7(iii)



                              TIE ACQUISITION CO.

                                      AND

                         NATIONSBANK OF GEORGIA, N.A.






                                LOAN AGREEMENT

                               OCTOBER 18, 1995

                               TABLE OF CONTENTS
                               -----------------

1.   DEFINITIONS AND ACCOUNTING TERMS.......................................   1

     1.1   Definitions......................................................   1
     1.2   Accounting Terms.................................................   8

2.   AMOUNT AND TERMS OF THE LOAN...........................................   8

     2.1   The Loan.........................................................   8
     2.2   The Note.........................................................   8
     2.3   Interest.........................................................   9
     2.4   Closing Fee......................................................   9
     2.5   Computation of Interest..........................................   9
     2.6   Payment..........................................................   9
     2.7   Payment on Non-banking Days......................................   9
     2.8   Prepayment.......................................................   9

3.   CONDITIONS PRECEDENT TO DISBURSEMENT...................................   9

     3.1   Documents........................................................   9
     3.2   Additional Conditions Precedent..................................  12


4.   REPRESENTATIONS AND WARRANTIES.........................................  14

     4.1   Corporate Existence; Compliance with Law.........................  14
     4.2   Corporate Power; Authorization...................................  15
     4.3   Enforceable Obligations..........................................  16
     4.4   Taxes............................................................  16
     4.5   Financial Matters................................................  16
     4.6   Litigation.......................................................  17
     4.7   Subsidiaries.....................................................  17
     4.8   Liens............................................................  17
     4.9   No Burdensome Restrictions; No Defaults..........................  17
     4.10  Tender Offer Documents and Related Documents.....................  17
     4.11  Investment Company Act; Public Utility
           Holding Company Act..............................................  17
     4.12  Margin Regulations...............................................  18
     4.13  Assets...........................................................  18
     4.14  Completeness.....................................................  18
     4.15  Restricted Distributions.........................................  18

     4.16  Environmental Laws................................................ 18
     4.19  Approvals......................................................... 20

5.   AFFIRMATIVE COVENANTS................................................... 20

     5.1   Application of Proceeds........................................... 20
     5.2   Compliance with Laws, Etc......................................... 20
     5.3   The Merger........................................................ 20
     5.4   Payment of Taxes, Etc............................................. 20
     5.5   Maintenance of Insurance.......................................... 21
     5.6   Preservation of Corporate Existence, Etc.......................... 21
     5.7   Access............................................................ 21
     5.8   Keeping of Books.................................................. 21
     5.9   Maintenance of Properties, Etc.................................... 21
     5.10  Reporting Requirements............................................ 21
     5.11  Notice of Plan Reportable Events,
           Termination and Litigation........................................ 22
     5.12  Environmental Laws................................................ 22
     5.13  Loan to Collateral Ratio.......................................... 23

6.   NEGATIVE COVENANTS...................................................... 24

     6.1   Liens, Etc........................................................ 24
     6.2   Indebtedness...................................................... 25
     6.3   Plan of Merger.................................................... 26
     6.4   Dividends, Etc.................................................... 26
     6.5   Mergers, Etc...................................................... 26
     6.6   Investments in Other Persons...................................... 26
     6.7   Assets............................................................ 27
     6.8   Change in Nature of Business...................................... 27
     6.9   Capital Structure................................................. 27
     6.10  Tender Offer...................................................... 27
     6.11  Transactions with Affiliates...................................... 27
     6.12  Accounting Changes................................................ 28
     6.13  Margin Regulations................................................ 28
     6.14  Capital Expenditures.............................................. 28
     6.15  Negative Pledges, Etc............................................. 28


7.   EVENTS OF DEFAULT....................................................... 28

8.   MISCELLANEOUS........................................................... 32

     8.1   No Waiver; Cumulative Remedies.................................... 32
     8.2   Amendments, Etc................................................... 32
     8.3   Addresses for Notices, Etc........................................ 32
     8.4   Costs and Expenses................................................ 33
     8.5   Indemnity......................................................... 34
     8.6   Applicable Law.................................................... 34
     8.7   Successors and Assigns............................................ 34
     8.8   Survival of Representations and Warranties........................ 35
     8.9   Time is of the Essence............................................ 35
     8.10  Headings.......................................................... 35
     8.11  Entire Agreement.................................................. 35
     8.12  Severability...................................................... 35
     8.13  Counterparts...................................................... 35
     8.14  GOVERNING LAW; CONSENT TO JURISDICTION............................ 35
     8.15  WAIVER OF TRIAL BY JURY........................................... 36

                                LOAN AGREEMENT


     THIS LOAN AGREEMENT is made as of the 18th day of October, 1995, among NATIONSBANK OF GEORGIA, N.A., a national banking association ("Lender"), and TIE
                                                               ------
ACQUISITION CO., a Delaware corporation ("Borrower").
                                          --------


                             W I T N E S S E T H :
                             -------------------


     WHEREAS, Borrower and TIE Merger Co., a Delaware corporation, which is a wholly-owned subsidiary of Borrower ("Merger Co."), have been formed to effect
                                      ----------
the acquisition of the common stock of TIE/communications, Inc. ("TIE"); and
                                                                  ---

     WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of September 5, 1995 among TIE, Borrower, and Merger Co., Borrower has commenced an offer (the "Tender Offer") to purchase all of the issued and outstanding common
            ------------
stock, $.10 par value per share (the "Shares"), of TIE, on the terms and subject
                                      ------
to the conditions of the Offer to Purchase; and

     WHEREAS, as soon as practicable following the consummation of the Tender Offer and the satisfaction or waiver of certain conditions, Merger Co. will be merged with and into TIE, and TIE will be the corporation surviving the Merger; and

     WHEREAS, in order to finance a portion of the Tender Offer and to pay related fees and expenses, Borrower desires to borrow up to $25,000,000 from Lender; and

     WHEREAS, Lender is willing to make such loan upon the conditions and terms set forth in this Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

 1.  DEFINITIONS AND ACCOUNTING TERMS
     --------------------------------

     1.1   Definitions.  For the purposes of this Agreement, the following terms
           -----------
shall have the respective meanings specified in this Section 1.1 (such meanings
                                                     -----------
to be equally applicable to both the singular and plural forms of the terms defined).

     "Affiliate" means with respect to any designated Person another Person
      ---------
controlling, controlled by or under common control with such designated Person but not including the Lender, and shall include the spouse, parents, brothers, sisters, children and grandchildren of such designated Person and, without limiting the generality of the foregoing, the term "Affiliate" shall mean with respect to any designated Person, any association, partnership, trust, entity or enterprise in which such designated Person is a director, officer or general partner of such

Person or in which such designated Person together with Affiliates of such designated Person own in the aggregate a beneficial interest in assets, profits and losses equal to at least ten percent (10%) and shall include any Subsidiary of such designated Person.

     "Agreement" means this document as originally executed by the parties
      ---------
hereto and all permitted amendments and modifications hereof.

     "Banking Day" means a day for dealings by and between banks, excluding
      -----------
Saturday, Sunday and any day which shall be a legal holiday in the City of Atlanta, Georgia, or a day on which banking institutions are authorized to close.

     "Black Creek" means Black Creek Limited Partnership, a Washington limited
      -----------
partnership.

     "Black Creek Pledge Agreement" means the Pledge Agreement dated as of the
      ----------------------------
Tender Funding Date in substantially the form of Exhibit C-1 attached hereto,
                                                 -----------
pursuant to which Black Creek grants to Lender a first priority security interest in not less than 2,000,000 shares of MIDCOM Stock owned by Black Creek.

     "Borrower" means TIE  Acquisition Co., a Delaware corporation.
      --------

     "Borrower Pledge Agreement" means the Pledge Agreement dated as of the
      -------------------------
Tender Funding Date in substantially the form of Exhibit C-2 attached hereto,
                                                 -----------
pursuant to which Borrower grants to Lender a first priority security interest in all of the TIE Stock acquired by Borrower pursuant to the Tender Offer or otherwise owned by Borrower.

     "Cash Equivalents" means, at any time:
      ----------------

          (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof having maturities of three (3) months or less from the date of acquisition;

          (b) certificates of deposit, time deposits, overnight bank deposits and bankers' acceptances of Lender, any Affiliate of Lender, or any United States bank or trust company having capital, surplus and undivided profits in excess of $250,000,000, having maturities of three (3) months or less from the date of acquisition;

          (c) commercial paper rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investor Service, Inc. and in either case maturing within three (3) months after the date of acquisition; and

          (d) money market funds invested in short-term securities rated at least as provided in paragraph (c) above.
                     --------- ---

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Collateral" means the properties in which Lender is granted a security
      ----------
interest or has rights under the Pledge Agreements and all other properties of any Loan Party in which Lender may be granted a security interest or at any time is in the possession or control of Lender, including, without limitation, any letter of credit delivered to Lender pursuant to clause (ii) of Section 5.13.
                                                                ------------

     "Contractual Obligation" means, with respect to any Person, any provision
      ----------------------
of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

     "Corporate Guarantor" means SP Investments Inc., a Washington corporation.
      -------------------

     "Corporate Loan Party" means, collectively, Borrower and the Corporate
      --------------------
Guarantor.

     "Default" means any event which, with the giving of notice or the lapse of
      -------
time, or both, would become an Event of Default.

     "DGCL" means the Delaware General Corporation Law.
      ----

     "Disbursement" means delivery to Borrower of the proceeds of the Loan.
      ------------

     "Environmental Laws" means all federal, state, local and foreign laws
      ------------------
relating to pollution or protection of the environment, including laws relating to emissions, discharges, spills, releases or threatened releases of any pollutant, contaminant or Hazardous Substance into the environment (including without limitation indoor air, ambient air, surface water, ground water or land), or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act, as amended (42 U.S.C. (S)(S)9601 et seq.), the Resource Conservation and Recovery
                              -- ---
Act, as amended (42 U.S.C. (S)(S)6901 et seq.), the Clean Water Act, as amended
                                      ------
(33 U.S.C. (S)(S)1251 et seq.), the Clean Air Act, as amended (42 U.S.C.
                      ------
(S)(S)7401 et seq.), the Toxic Substance Control Act, as amended (15 U.S.C.
           ------
(S)(S)2601 et seq.), and any and all rules, regulations, codes, standards,
           ------
plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "GAAP" means generally accepted accounting principles consistently applied
      ----
to the particular item.

     "Governmental Authority" means any nation or government, any federal,
      ----------------------
state, local or other political subdivision thereof and any central bank thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantors" means, collectively, the Corporate Guarantor, Black Creek, and
      ----------
the Individual Guarantors.

     "Guaranty Agreements" means the guarantees, dated as of the Tender Funding
      -------------------
Date, executed by the Corporate Guarantor, Black Creek, and the Individual Guarantors in favor of Lender, substantially in the form of Exhibits B-1, B-2
                                                            ------------  ---
and B-3.
    ---

     "Hazardous Substances" means any hazardous, toxic or dangerous waste,
      --------------------
substance or material, regulated or controlled pursuant to any Environmental Law, now or at any time hereafter in effect, including, without limiting the generality of the foregoing, asbestos, PCBs, petroleum products (including crude oil, natural gas, natural gas liquids, liquified natural gas or synthetic gas) or any other substance defined as a "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "hazardous material," "hazardous chemical," "hazardous waste," "hazardous air pollutant," "regulated substance," "toxic chemical," "toxic substance" or other similar term in any Environmental Law.

     "Indebtedness" of any Person means without duplication, (a) all
      ------------
indebtedness for borrowed money; (b) all obligations issued or assumed as the deferred purchase price of property or services; (c) all reimbursement obligations with respect to surety bonds, letters of credit and bankers' acceptances (whether or not matured); (d) all obligations evidenced by notes, bonds, debentures, commercial paper or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or creditor under such agreement in the event of default are limited to repossession or sale of such property); (f) all rental obligations under leases required to be capitalized under GAAP; (g) all indebtedness referred to in paragraphs (a) through (f) above secured by (or for which the holder of such
---------- ---         ---
indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (h) all direct or indirect guaranties in respect of and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in paragraphs (a)
                                                                  ---------- ---
through (f) above.
        ---

     "Individual Guarantors" means, collectively, Paul H. Pfleger and John M.
      ---------------------
Orehek.

     "Lien" means any mortgage, pledge, hypothecation, assignment for collateral
      ----
purposes, encumbrance, lien (statutory or other), charge, priority or other security agreement or arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement).

     "Loan" means the loan in the original principal amount equal to the Loan
      ----
Amount made by Lender to Borrower pursuant to and in accordance with the terms of this Agreement.

     "Loan Amount" means the amount of the Loan, which shall equal $20,000,000
      -----------
plus, at

Borrower's option exercised in accordance with Section 2.1, an additional amount
                                               -----------
in increments of $1,000,000 up to an additional amount of $5,000,000.

     "Loan Documents" means, collectively, this Agreement, the Note, the
      --------------
Guaranty Agreements, the Pledge Agreements, the Subordination Agreement and each other instrument, agreement and document executed and delivered by a Loan Party in connection with this Agreement.

     "Loan Parties" means, collectively, Borrower, the Guarantors, Black Creek,
      ------------
and each other Person (other than Lender) who is a party to a Loan Document.

     "Lock-Up Agreement" means the Lock-Up Agreement dated as of April 28, 1995
      -----------------
between Black Creek and Donaldson, Lufkin & Jenrette Securities Corporation, Solomon Brothers Inc., and The Robinson-Humphrey Company, Inc. with respect to certain restrictions on the transfer of the MIDCOM Stock pledged pursuant to the Black Creek Pledge Agreement.

     "Marmon Credit Agreement" means that certain Revolving Credit Agreement
      -----------------------
dated as of June 18, 1991 among TIE, various Subsidiaries of TIE, and Marmon Holdings, Inc. (as successor in interest to HCR Partners), as amended from time to time.

     "Material Adverse Effect" means, with respect to any event, act, condition
      -----------------------
or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a material adverse change in, a material adverse effect attributable to, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties, or prospects of any of (i) Borrower and its Subsidiaries taken as a whole, (ii) any of the Guarantors, or (iii) TIE and its Subsidiaries taken as a whole; (b) the ability of Borrower to purchase the shares of TIE Stock in the Tender Offer or the ability of Borrower, Merger Co. or TIE to consummate the Merger; (c) the rights and remedies of Lender under the Loan Documents unless attributable to an act or omission of Lender; (d) the legality, validity or enforceability of any Loan Document; or (e) the perfection or priority of the Lien of Lender granted under the Pledge Agreements unless attributable to an act or omission of Lender.

     "Merger" means the merger of Merger Co. with and into TIE, in which TIE is
      ------
the surviving entity and pursuant to which all shares of TIE Stock not held in the treasury of TIE or owned by Borrower or any of its Affiliates or by shareholders of TIE who properly perfect their appraisal rights under the DGCL, if any, will be converted into the right to receive the same consideration as is paid in the Tender Offer, all in accordance with the terms of the Merger Agreement.

     "Merger Agreement" means the Agreement and Plan of Merger dated as of
      ----------------
September 5, 1995 among TIE, Borrower and Merger Co., as amended from time to time.

     "Merger Co." means TIE Merger Co., a Delaware corporation.
      ----------

     "Merger Financing" means the credit facilities to be provided by certain
      ----------------
institutions

(including Lender) to Borrower and TIE at the time of the Merger.

     "MIDCOM" means MIDCOM Communications Inc., a Washington corporation.
      ------

     "Minimum Number of Shares" means, at any time of determination, seventy-
      ------------------------
five percent (75%) of the total number of shares of TIE Stock outstanding on a fully diluted basis on such date, or such lesser percentage as shall have been agreed to by Lender.

     "Minimum Share Condition" means the condition contained in the Offer to
      -----------------------
Purchase that there shall have been validly tendered prior to the Expiration Date (as defined in the Offer to Purchase) and not withdrawn a number of shares of TIE Stock which, together with the shares of TIE Stock owned by Borrower, would represent at least the Minimum Number of Shares.

     "Note" means the promissory note executed by Borrower to the order of
      ----
Lender substantially in the form of Exhibit A attached hereto, and all
                                    ---------
modifications, extensions, renewals and substitutions thereof.

     "Notice of Borrowing" has the meaning specified in Section 2.1.
      -------------------                               -----------

     "Obligations" means, individually and collectively, the duties, obligations
      -----------
and liabilities of Borrower to Lender described in this Agreement, in the Note, in the other Loan Documents and all other obligations of Borrower to Lender however and whenever created, arising,or evidenced, whether direct or indirect, absolute, contingent, or otherwise, now or hereafter existing, or due or to become due.

     "Offer to Purchase" means Borrower's Offer to Purchase dated September 12,
      -----------------
1995, as supplemented, amended and modified by that certain Supplement to Offer to Purchase dated October 11, 1995, containing an offer to purchase, on the terms and subject to the conditions set forth therein, all outstanding shares of TIE Stock, as such Offer to Purchase may be amended, supplemented, restated, or otherwise modified from time to time in accordance with Section 3.2(a)(ii).
                                                        ------------------

     "Permitted Liens" has the meaning specified in Section 6.1.
      ---------------                               -----------

     "Person" or "Persons" means any individual, joint venture, partnership,
      ------      -------
firm, corporation, trust, unincorporated organization or other organization or entity, or a governmental body or any department or agency thereof, and shall include both the singular and the plural.

     "Plan" means an employee pension benefit plan or plans as defined in
      ----
Section 3 of ERISA and any trust created thereunder, covered by either Title I or Title IV of ERISA and which now or hereafter is established or maintained for employees of Borrower or any Related Company.

     "Pledge Agreements" means, collectively, the Borrower Pledge Agreement and
      -----------------
the Black Creek Pledge Agreement.

     "Premises" means all real properties owned or leased by Borrower or any of
      --------
its Subsidiaries or on which any of Borrower's or any of its Subsidiaries' assets may be located from time to time.

     "Prime Rate" means the rate of interest announced by Lender in Atlanta,
      ----------
Georgia, from time to time as its "Prime Rate".

     "Related Company" means, as to any Person, any (a) corporation which is a
      ---------------
member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in CLAUSE (A) above or any partnership, trade or business described in CLAUSE (B) above.

     "Reportable Event" shall have the meaning assigned to that term in Title IV
      ----------------
of ERISA.

     "Requirement of Law" means, as to any Person, the charter and by-laws or
      ------------------
other organization or governing documents of such Person, and any law, rule or regulation (including the requirements of Environmental Laws and ERISA), or order, decree or other determination of an arbitrator or a court or other Governmental Authority applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" means, with respect to any Person, the Chief
      -------------------
Executive Officer, the President, any of the Vice Presidents or the Treasurer of such Person or, with respect to financial matters, the Chief Financial Officer, the Vice President-Finance or the Treasurer of such Person.

     "Solvent" shall mean, as to any Person, that such Person has capital
      -------
sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature and owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

     "Stock" means all shares, options, interests, participations or other
      -----
equivalents (regardless of how designated) of or in a corporation or other entity, whether voting or non-voting, of any class, and includes common stock, preferred stock or warrants or options for any of the foregoing.

     "Subordination Agreement" means the subordination agreement, dated as of
      -----------------------
the Tender Funding Date, executed by TIE Investment in favor of Lender, pursuant to which all Indebtedness owing by Borrower to TIE Investment is subordinated to the Obligations on terms satisfactory to Lender in its sole discretion.

     "Subsidiary" means as to any designated corporation, any other corporation
      ----------
more than twenty percent (20%) of the shares of voting stock of which is owned, directly or indirectly, by such designated corporation, and shall include subsidiaries of a subsidiary, and, in the case of Borrower, shall as of the Tender Funding Date include TIE and its Subsidiaries.

     "Tender Funding Date" means the date of the Disbursement hereunder, which
      -------------------
date shall be the date on which Borrower shall pay for the TIE Stock acquired in the Tender Offer.

     "Tender Offer" has the meaning specified in the second recital of this
      ------------                                   --------------
Agreement.

     "Tender Offer Documents" means the Offer to Purchase and all other
      ----------------------
documents filed by or on behalf of Borrower or its Affiliates with the Securities and Exchange Commission with respect to the Tender Offer, as amended from time to time in accordance with Section 3.2(a)(ii).
                                     ------------------

     "Tender Price" means the price per share at which Borrower purchases shares
      ------------
of TIE Stock in the Tender Offer in accordance with the Offer to Purchase.

     "Termination Date" means the earliest of (a) the effective time of the
      ----------------
Merger; (b) the date which is ninety (90) days after the Tender Funding Date, and (c) the date of acceleration of the Obligations pursuant to Section 7.2.
                                                                -----------

     "TIE" means TIE/communications, Inc., a Delaware corporation.
      ---

     "TIE Investment" means TIE Investment Inc., a Washington corporation.
      --------------

     1.2   Accounting Terms.  All accounting terms used herein shall be
           ----------------
construed in accordance with GAAP consistently applied with those principles applied in the preparation of the financial statements referred to in Section
                                                                      -------
4.5 hereof, and all financial data submitted pursuant to this Agreement shall be
---
prepared in accordance with GAAP.

2.   AMOUNT AND TERMS OF THE LOAN
     ----------------------------

     2.1   The Loan.  Upon the terms and subject to the conditions of, and in
           --------
reliance upon the representations and warranties made under, this Agreement, Lender agrees to make the Loan to Borrower on the Tender Funding Date in the Loan Amount. In the event Borrower elects that the Loan Amount shall exceed $20,000,000, Borrower shall provide to Lender, not later than 5:00 p.m. (Atlanta, Georgia time) on the Banking Day immediately preceding the proposed Tender Funding Date, an irrevocable notice of borrowing (the "Notice of
                                                              ---------
Borrowing") by telecopy or telex, specifying therein the proposed Loan Amount.
---------
The Loan is due and payable, and shall be repaid in full by Borrower, on the Termination Date.

     2.2   The Note.  The Loan (and the obligation of Borrower to pay the Loan)
           --------
shall be evidenced by the Note, which shall be issued by Borrower to the order of Lender and shall be delivered to Lender pursuant to Section 3.1.
                                                       -----------

     2.3   Interest.  The Loan shall bear interest on the unpaid principal
           --------
balance from time to time outstanding at a fluctuating annual rate of interest equal to two and one-half percent (2-

1/2%) above the Prime Rate. Each change in the fluctuating interest rate during the term of the Loan shall take effect on the first day of each calendar month based on the Prime Rate in effect on the last Banking Day of the immediately preceding calendar month. Interest shall be due and payable on the date that the outstanding principal amount of the Loan is paid or due and payable (whether by acceleration or otherwise) in full. Lender shall advise Borrower of the amount of interest due and payable as of the day set forth above, and Borrower shall pay the same when due. From and after the occurrence of an Event of Default, interest shall accrue on the unpaid principal balance of the Loan at an annual rate of two percent (2%) above the otherwise applicable rate, payable on demand.

     2.4   Closing Fee.  On the Tender Funding Date, Borrower shall pay to
           -----------
Lender a closing fee equal to 1% of the Loan Amount, in consideration of the making of the Loan under this Agreement and in order to compensate Lender for the costs associated with structuring, processing, approving and closing the Loan, and for which Borrower has not agreed elsewhere in this Agreement to reimburse Lender; provided, that, the $25,000 commitment fee previously paid by Borrower to Lender upon the execution of the Merger Agreement shall be applied against such closing fee. Such fee shall be fully earned by Lender when due and payable and shall not be subject to refund or rebate. Such fee is for compensation for services and is not, and shall not be deemed to be, interest or a charge for the use of money.

     2.5   Computation of Interest.  Interest on the Loan shall be computed on
           -----------------------
the basis of a year of three hundred sixty (360) days and actual days lapsed.

     2.6   Payment.  All payments by Borrower under the Note shall be made to
           -------
Lender at its address referred to in Section 8.3 in lawful money of the United
                                     -----------
States of America and in immediately available funds. When the Loan shall have been paid in full, together with all other amounts due to Lender under this Agreement, the Note and the other Loan Documents, Lender shall cancel and return the Note to Borrower.

     2.7   Payment on Non-banking Days.  Whenever any payment to be made under
           ---------------------------
the Note shall be stated to be due on a day which is not a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest hereunder or under the Note, as the case may be.

     2.8   Prepayment.  The outstanding principal balance of the Loan shall not
           ----------
be prepaid in whole or in part at any time.


3.   CONDITIONS PRECEDENT TO DISBURSEMENT
     ------------------------------------

     3.1   Documents.  The obligation of Lender to make the Disbursement is
           ---------
subject to satisfaction of the condition precedent that Lender shall have received the following, each, unless otherwise specified below, in form and substance satisfactory to Lender and its counsel:

           (a)  The Note.  The duly executed Note.
                --------

           (b)  Board Resolutions; Incumbency Certificates.  A certificate of
                ------------------------------------------
the Secretary or an Assistant Secretary of each Corporate Loan Party certifying
(i) the resolutions of the Board of Directors of such Corporate Loan Party approving each Loan Document to which such Corporate Loan Party is a party and the transactions contemplated thereby, and in the case of Borrower and Merger Co. the Tender Offer, the Merger Agreement, and the transactions contemplated hereby and thereby, (ii) all documents evidencing other necessary corporate action, if any, by each Corporate Loan Party, with respect to each Loan Document, the Tender Offer, the Merger Agreement, and the Merger, and (iii) the names and signatures of the officers authorized to act with respect to each Loan Document executed by it.

           (c)  Articles of Incorporation; By-Laws and Good Standing. Each of
                ----------------------------------------------------
the following documents:


                (i) the articles or certificate of incorporation of each Corporate Loan Party as in effect on the Tender Funding Date, certified (x) by the Secretary of State of the state of incorporation of such Corporate Loan Party as of a date reasonably near the Tender Funding Date, and (y) by the Secretary or an Assistant Secretary of such Corporate Loan Party as of the Tender Funding Date; and the by-laws of each Corporate Loan Party, as in effect on the Tender Funding Date, certified by the Secretary or an Assistant Secretary of such Corporate Loan Party as of the Tender Funding Date; and

                (ii) a good standing certificate for each Corporate Loan Party from the Secretary of State of the state of incorporation and each state where such Corporate Loan Party is qualified to do business as a foreign corporation as of a date reasonably near the Tender Funding Date.

           (d)  Black Creek Documents.  Each of the following documents:
                ---------------------

                (i) a certificate of the general partner of Black Creek certifying (x) all documents evidencing necessary partnership action by Black Creek with respect to each Loan Document to which it is a party, and (y) the names and signatures of the officers authorized to act with respect to each Loan Document to which it is a party;

                (ii) the certificate of limited partnership of Black Creek as in effect on the Tender Funding Date, certified by the Secretary of State of the state of organization of Black Creek as of a date reasonably near the Tender Funding Date;

                (iii) the limited partnership agreement of Black Creek as in effect on the Tender Funding Date, certified by the general partner of Black Creek as of the Tender Funding Date; and

                (iv) a good standing certificate for Black Creek from the Secretary of

           State of the state of organization of Black Creek as of a date reasonably near the Tender Funding Date.

           (e)  Guaranties.   Duly executed Guaranty Agreements from each of the
                ----------
Guarantors.

           (f)  Pledge Agreements.
                -----------------

                (i)           The duly executed Borrower Pledge Agreement;

                (ii)          The duly executed Black Creek Pledge Agreement;

                (iii) Stock certificates representing the TIE Stock and MIDCOM Stock pledged pursuant to the Pledge Agreements (together with duly executed blank stock powers), or, such notices and acknowledgements as Lender may request to perfect its first priority security interest in such Stock; and

                (iv) A duly executed Federal Reserve Form U-1 with respect to the TIE Stock and MIDCOM Stock pledged pursuant to the Pledge Agreements.

           (g)  Tender Offer Documents.  A copy of each Tender Offer Document,
                ----------------------
and the Merger Agreement, certified as being complete and correct by a Responsible Officer of Borrower.

           (h)  Legal Opinions and Memorandum.
                -----------------------------

                (i) The favorable opinion, dated the Tender Funding Date and addressed to Lender, from Smith, Gambrell & Russell, special counsel to the Corporate Loan Parties, in form and substance satisfactory to Lender and its counsel;

                (ii) The favorable opinions, dated the Tender Funding Date and addressed to Lender, from Riddell, Williams, Bullitt & Walkinshaw, special counsel to the Corporate Guarantoro and TIE Investment, each in form and substance satisfactory to Lender and its counsel; and

                (iii) The favorable opinion, dated the Tender Funding Date and addressed to Lender, from Michael G. Fulbright, General Counsel of Security Properties Inc., acting as special counsel to Black Creek, in form and substance satisfactory to Lender.

           (i)  Officer's Certificate.  A certificate from a Responsible Officer
                ---------------------
of the Borrower as to the satisfaction of the conditions set forth in Sections
                                                                      --------
3.1(k) and 3.2.
------     ---

           (j)  Solvency Certificate.  A certificate from the Chief Financial
                --------------------
Officer of
each Corporate Loan Party and Black Creek certifying that each such Person is Solvent, in form and substance satisfactory to the Lender and its counsel.

           (k)  Governmental and Third Party Approvals, Permits, Consents, Etc.
                ---------------------------------------------------------------
Copies of all approvals, permits, consents, certificates, waivers, exemptions, filings and registrations from any Governmental Authority, or any third party, required or appropriate in connection with the execution and delivery of any Loan Document or the performance thereof or the completion of any transaction contemplated thereby.

           (l)  Certificate re Merger Agreement.  A certificate from the
                -------------------------------
Secretary or an Assistant Secretary of Borrower certifying that:

                (i) Attached thereto is a complete and correct copy of the Merger Agreement;

                (ii) to Borrower's knowledge, TIE has duly complied with and performed all covenants, agreements, and conditions contained in the Merger Agreement that are required to be performed or complied with by TIE on or before the Tender Funding Date; and

                (iii) Borrower has not waived TIE's compliance with or performance of all covenants, agreements, and conditions contained in the Merger Agreement that are required to be performed or complied with by TIE on or before the Tender Funding Date.

           (m)  Lock-Up Agreement.  A copy of the Lock-Up Agreement, certified
                -----------------
as being complete and correct by the general partner of Black Creek.

           (n)  Subordination Agreement.  The duly executed Subordination
                -----------------------
Agreement.

     3.2 Additional Conditions Precedent. The obligation of Lender to make the Disbursement is subject to the further conditions precedent that:

           (a)  Tender Offer and Merger.
                -----------------------

                (i) The number of Shares of TIE Stock beneficially owned by Borrower, together with the number of Shares of TIE Stock validly tendered, not subject to withdrawal, and accepted for payment on the Tender Funding Date pursuant to the Tender Offer, shall be no less than the Minimum Number of Shares or such lesser percentage of TIE Stock then outstanding on a fully diluted basis as shall enable Borrower promptly to effect the Merger without the affirmative vote of any other shareholder of TIE;

                (ii) All Tender Offer transactions shall be consummated simultaneously with the Disbursement pursuant to the terms and conditions of the

           Offer to Purchase and in compliance with all relevant Requirements of Law;

                       (A) without change or waiver with respect to the Minimum Share Condition, except for, and to the extent of, changes or waivers with respect thereto which are satisfactory in form and substance to Lender;

                       (B) without material change or waiver with respect to any other material terms (other than the Tender Price) or condition of the Offer to Purchase, except for, and to the extent of, changes or waivers which are satisfactory in form and substance to Lender; and

                       (C) without any change with respect to the Tender Price; and

                (iii) the Lender shall be satisfied, in its reasonable judgment, that, except with respect to the Minimum Share Condition, there are no legal or contractual impediments (whether in the form of "anti-takeover" statutes or otherwise) which would restrict, limit, or delay the prompt consummation of, or frustrate the purposes of, the Merger or any other transaction contemplated by the Tender Offer or the Loan Documents.

           (b)  Margin Regulations.  The Loan made by Lender is in full
                ------------------
compliance with all applicable requirements of law, including Regulations G, T, U and X of the Federal Reserve Board.

           (c)  No Material Adverse Change.
                --------------------------

                (i) There shall have occurred no Material Adverse Effect since the date of the financial statements described in Section 4.5;
                                                                   -----------
           and


                (ii) Nothing shall have occurred (including the institution or threat of litigation with respect to the Tender Offer, the Merger or the transactions contemplated by the Loan Documents, or the adoption, interpretation, or promulgation of any law, rule or regulation) since the date of the financial statements described in Section 4.5, which,
                                                             -----------
           in the judgment of Lender, has a reasonable likelihood of having a Material Adverse Effect.

           (d)  Corporate Structure.  Lender shall be satisfied with all
                -------------------
antitrust and other regulatory aspects related to the Tender Offer, the Merger, and the financing thereof.

           (e)  [intentionally omitted]

           (f)  Fees, Costs and Expenses.  Borrower shall have paid all fees
                ------------------------
referred to in Section 2.4 and all costs and expenses referred to in Section 8.4
               -----------                                           -----------
(including legal fees and expenses) and any indemnity pursuant to Section 8.5
                                                                  -----------
which, in each case, may be then due and payable.

           (g)  Matters Relating to Collateral. Lender shall have been granted a
                ------------------------------
perfected first-priority security interest in the Collateral, with a loan to collateral ratio of no more than .5 to 1 with respect to the TIE Stock and no more than .5 to 1 with respect to the MIDCOM Stock. The MIDCOM Stock and TIE Stock subject to the Pledge Agreements shall be subject to no restrictions on transfer or Lender's exercise of remedies thereunder other than as set forth in the Lock-Up Agreement (with respect to the MIDCOM Stock) and as set forth in the Pledge Agreements (including Section 5.7 of each Pledge Agreement).

           (h)  Merger Financing.  Commitments shall have been obtained from
                ----------------
financial institutions, and/or Affiliates of Borrower, satisfactory to Lender, which, together with Lender's October 11, 1995 commitment, are sufficient to consummate the Merger.

           (i)  Accuracy of Representations; No Default; Etc.  The following
                ---------------------------------------------
statements shall be true on the date of the Disbursement, before and after giving effect thereto and to the application of the proceeds therefrom:

                (i)    The representations and warranties contained in Article 4
                                                                       ---------
           and in each other Loan Document are correct on and (except for representations and warranties relating solely to a particular point in time) as of such date as though made on and as of such date; and

                (ii) No Default or Event of Default has occurred and is continuing or would result from the Disbursement.


 4.  REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants the
     ------------------------------
following:

     4.1   Corporate Existence; Compliance with Law.
           ----------------------------------------

           (a)  Each of Merger Co. and Borrower

                (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the character of the properties owned or held under lease by it requires such qualification except where the failure to be so qualified has no reasonable likelihood of having a Material Adverse Effect;

                (iii) has all requisite corporate power and authority to own, pledge, mortgage, hold under lease and operate its properties and to conduct its business as now or currently proposed to be conducted; and

                (iv) is in compliance with all Requirements of Law except for such non-compliance as has no reasonable likelihood of having a Material Adverse Effect.

           (b) Borrower (i) was organized on August 16, 1995 for the sole purpose of making the Tender Offer and acquiring and holding the shares of TIE Stock and since such date has not carried on any activities other than those incident to its formation, the execution, delivery and performance of its obligations under the Merger Agreement, and the commencement and making of the Tender Offer, and the transactions related thereto, and (ii) has the requisite corporate power and authority to purchase the shares of TIE Stock pursuant to the Tender Offer in accordance with the Offer to Purchase.

     4.2   Corporate Power; Authorization.  The execution, delivery and
           ------------------------------
performance by Borrower of the Loan Documents to which it is a party, the purchase by Borrower of the TIE Stock pursuant to the Tender Offer, and the consummation of the Merger in accordance with the terms of the Merger Agreement:

           (a) are within the respective corporate powers of Borrower and Merger Co.;

           (b) have been, or prior to such execution will have been, duly authorized by all necessary corporate action, including the consent of shareholders where required;

           (c)  do not:

                (i) contravene the articles or certificate of incorporation or by-laws of Borrower and Merger Co.;

                (ii) violate any other Requirement of Law (including the Securities Exchange Act of 1934, Regulations G, T, U and X of the Federal Reserve Board, or any order or decree of any court or other Governmental Authority);

                (iii) conflict with or result in the breach of, or constitute a default under, any Contractual Obligation of Borrower or Merger Co., except for such conflicts, breaches, or defaults which have no reasonable likelihood of having a Material Adverse Effect; or

                (iv) result in the creation or imposition of any Lien upon any of the property of Borrower or Merger Co., other than pursuant to the Pledge Agreements; and

           (d) do not require the consent of, authorization by, approval of or notice to, or filing or registration with, any Governmental Authority or any other Person other than those which have been obtained, made or given.

     4.3   Enforceable Obligations.  This Agreement and the other Loan Documents
           -----------------------
to which Borrower is a party have been duly executed and delivered by Borrower. This Agreement is, and the other Loan Documents to which Borrower is a party when delivered hereunder will be, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

     4.4   Taxes.  Borrower has filed all federal, state, local and foreign tax
           -----
returns which are required to have been filed in any jurisdiction and have paid all taxes shown to be due thereon or otherwise assessed, to the extent the same have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which Borrower has set aside on its books reserves (adequate in accordance with, and segregated to the extent required by, GAAP) and the non-filing or non-payment of which has no reasonable likelihood of having a Material Adverse Effect.

     4.5   Financial Matters.
           -----------------

           (a) The October 18, 1995 pro forma balance sheet of Borrower, a copy which has been delivered by Borrower prior to the execution of this Agreement to Lender, is complete and correct in all material respects and fairly represents on a pro forma basis the financial condition of Borrower, TIE, and their Subsidiaries, and reflects on a pro forma basis those liabilities reflected in the notes thereto and resulting from the transactions contemplated by the Tender Offer, including the financing therefor and the payment of all fees and expenses in connection therewith; and the assumptions expressed therein were reasonably based on the information available to Borrower at the time so furnished. To Borrower's knowledge, the unaudited financial statements of TIE contained in TIE's Form 10-Q for the fiscal quarter ended September 30, 1995, a copy of which has been delivered by Borrower prior to the execution of this Agreement to Lender, are complete and correct and fairly represent in all material respects the financial condition of TIE and its Subsidiaries.

           (b)  Since the date of the financial statements referred to in clause
(a) above, there has been no Material Adverse Effect and no development which has a reasonable likelihood of having a Material Adverse Effect.

           (c) To Borrower's knowledge, there is no obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitments, which is not reflected in the financial statements of TIE delivered pursuant to clause (a) above, or in the notes thereto, which are required by GAAP to be disclosed and which would have a Material Adverse Effect.

           (d)  Each of Borrower and Merger Co. is Solvent.

     4.6   Litigation.  There are no pending or, to the knowledge of Borrower,
           ----------
threatened,
actions or proceedings affecting Borrower, TIE, or any of their Subsidiaries, before any court or other Governmental Authority or any arbitrator that has a reasonable likelihood of having a Material Adverse Effect. To the best of Borrower's knowledge, all pending or threatened actions or proceedings affecting Borrower, TIE, or any of their Subsidiaries, as of the date hereof are described in Schedule 4.6. None of the purchase of TIE Stock pursuant to the Tender Offer
   ------------
or the consummation of the Merger or the performance by Borrower or Merger Co. of any of the Loan Documents to which it is a party is restrained or enjoined (either temporarily, preliminarily or permanently) and no conditions have been imposed upon any of the foregoing transactions as a result of any such action or proceeding, compliance with which would have a Material Adverse Effect.

     4.7   Subsidiaries.  Borrower has no Subsidiaries other than Merger Co. and
           ------------
on and after the Tender Funding Date, TIE and its Subsidiaries.

     4.8   Liens.  There are no Liens of any nature whatsoever on any properties
           -----
of Borrower, TIE, or any of their Subsidiaries, other than Permitted Liens.

     4.9   No Burdensome Restrictions; No Defaults.
           ---------------------------------------

           (a) Neither Borrower, nor any Subsidiary of Borrower, is a party to any Contractual Obligation the performance of which has a reasonable likelihood of having a Material Adverse Effect or the performance of which by any thereof will result in the creation of a Lien on the property or assets of any thereof other than a Permitted Lien.

           (b) As of the Tender Funding Date, no provision or provisions of any applicable Requirement of Law has a reasonable likelihood of having a Material Adverse Effect.

           (c) Neither Borrower, nor any Subsidiary of Borrower, is in default under or with respect to any Contractual Obligation (or any other agreement or instrument to which Borrower or such Subsidiary is a party) which is material to the financial condition, operations, business, properties, or prospects of Borrower or any such Subsidiary, or which default, individually or in the aggregate, has a reasonable likelihood of having a Material Adverse Effect.

           (d)  No Default or Event of Default has occurred and is continuing.

     4.10  Tender Offer Documents and Related Documents.  The Offer to Purchase
           --------------------------------------------
has not been amended or modified in any respect, and no provision therein has been waived, except, in each case, in accordance with Section 3.2(a)(ii).
                                                      ------------------

     4.11  Investment Company Act; Public Utility Holding Company Act. Neither
           ----------------------------------------------------------
Borrower nor any Subsidiary of Borrower is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter for" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. The making of the Loan by Lender, the application of the proceeds and repayment thereof by Lender, the application of the proceeds and repayment thereof by Borrower, and the consummation of the transactions contemplated by the Loan Documents, will not violate any provision of the Investment Company Act of 1940, as amended, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

     4.12  Margin Regulations.  No part of the proceeds of the Loan will be used
           ------------------
in violation of Regulation G, T, U or X of the Federal Reserve Board.

     4.13  Assets.  Each of Borrower and Borrower's Subsidiaries has good title
           ------
to all of its material properties and assets, free and clear of all Liens except Permitted Liens.

     4.14  Completeness.  None of the statements of Borrower nor any of its
           ------------
Subsidiaries contained herein, in any other Loan Document to which such entity is a party, or in any certificate or written statement furnished by Borrower or any such Subsidiary to Lender in accordance with this Agreement or any other Loan Document, when made contained any untrue statement of a material fact, or failed to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     4.15  Restricted Distributions.  Borrower has not declared or made, or
           ------------------------
permitted any of its non-wholly-owned Subsidiaries to declare or make, any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of its Stock, or purchased, redeemed, defeased or otherwise acquired for value or made any payment in respect of (or permitted any of its Subsidiaries to do so) any shares of its Stock.

     4.16  Environmental Laws.
           ------------------

           (a) After due inquiry to the appropriate governmental agencies, Borrower and each of its Subsidiaries have obtained all material permits, licenses and other authorizations, if any, which are required in connection with its ownership or use of the Premises under Environmental Laws and Borrower and each of its Subsidiaries is in material compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws and Borrower and each of its Subsidiaries has filed all material notifications required under Environmental Laws relating to air emissions, effluent discharges, and the generation, storage, treatment and disposal of Hazardous Substances.

           (b) Borrower and each of its Subsidiaries has duly investigated the present and past uses of its Premises and has made due inquiry to the appropriate governmental agencies having jurisdiction over its Premises and neither Borrower nor any of its Subsidiaries is aware of, and has not received notice of, the disposal, spill or release of Hazardous Substances on the Premises or any other properties that Borrower or any of its Subsidiaries now owns or occupies or formerly owned or occupied (whether such disposal, spill or release originates or originated from its Premises or from another property), or of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance on the part of Borrower or any of its Subsidiaries or the Premises with material Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, lien, proceeding, hearing, study or investigation, based on or related to Environmental Laws or otherwise related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or Hazardous Substance.

           (c) No material personal or real property owned, leased or operated by Borrower or any of its Subsidiaries is contaminated by Hazardous Substances, and the generation, use and disposal of any pollutant, contaminant or Hazardous Substances by or on behalf of Borrower or any of its Subsidiaries is in strict compliance with all material applicable Environmental Laws.

           (d) Borrower and each of its Subsidiaries has duly investigated the Premises and no underground storage tank containing or that at one time contained any substance regulated under any Environmental Law, including Hazardous Substances, is or at any time was under the Premises.

           (e) To the knowledge of Borrower, no Hazardous Substances, now or in the past generated by Borrower or any of its Subsidiaries, are being sent or have been sent, directly or indirectly to any site listed or formally proposed for listing on the national priority list, promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, or to any site listed on any state list of sites contaminated by Hazardous Substances that require investigation or clean-up.

     4.17  ERISA.  Borrower, each Related Company and each Plan is in
           -----
substantial compliance with those portions of ERISA and the Code pertaining to each Plan. No Plan which is subject to the minimum funding standards of ERISA or the Code has incurred any material accumulated funding deficiency within the meaning of ERISA or the Code. Neither Borrower nor any Related Company has incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any Plan. The assets of each Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan which the Pension Benefit Guaranty Corporation would guarantee the payment thereof if such Plan terminated, and are also sufficient to provide all other benefits due under the Plan. No Reportable Event has occurred and is continuing with respect to any Plan, except for those listed on Schedule 4.17 attached hereto. No Plan or any
                                 -------------
trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Except as set forth on Schedule 4.17, neither Borrower nor any Related Company is required to
         -------------
contribute to and is not contributing to a "multiemployer pension plan" (as such term is defined in the Multiemployer Pension Plan Amendments Act of 1980), and neither Borrower nor any Related Company has any "withdrawal liability" (as also defined in such Act) to any multiemployer pension plan.

     4.18  Merger Agreement.  No material amendments or modifications have been
           ----------------
made to the Merger Agreement since the date thereof. Each of Borrower and Merger Co. has complied with and performed all covenants, agreements and conditions contained in the Merger Agreement that are required to be performed or complied with by Borrower or Merger Co. on or before the Tender Funding Date. The Merger Agreement is in full force and effect.

     4.19  Approvals.  All necessary governmental and third party approvals in
           ---------
connection with the Tender Offer, the purchase of TIE Stock, and the financing therefor provided by Lender, have been obtained and remain in effect and all applicable waiting periods, including all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, have expired or been terminated without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon, the Tender Offer or the Merger, or the exercise by Borrower or any transferee of Borrower of all ownership rights with respect to the TIE Stock acquired in connection with the Tender Offer or otherwise owned by Borrower.


5.   AFFIRMATIVE COVENANTS.  Borrower covenants, for so long as any of the
     ---------------------
principal amount of or interest evidenced by the Note is outstanding and unpaid or any duty or obligation of Borrower hereunder or any of the Obligations remains unpaid or unperformed, as follows:

     5.1   Application of Proceeds.  Borrower will apply the entire amount of
           -----------------------
the proceeds of the Loan to consummate the transactions contemplated by the Offer to Purchase, and to the payment of fees and expenses relating to the Tender Offer.

     5.2   Compliance with Laws, Etc.  Borrower will comply, and cause each of
           --------------------------
its Subsidiaries to comply, in all material respects with all applicable Requirements of Law except for such non-compliance as is being contested in good faith by appropriate proceedings and has no reasonable likelihood of having a Material Adverse Effect.

     5.3   The Merger.  Borrower will use its best efforts to cause the Merger
           ----------
to be completed in accordance with the terms of the Merger Agreement and all applicable laws, Borrower's, TIE's and Merger Co.'s respective certificates of incorporation, and the terms set forth in Section 6.5, on or before December 15,
                                          -----------
1995.

     5.4   Payment of Taxes, Etc.  Borrower will pay and discharge, and cause
           ----------------------
each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all lawful claims and all taxes, assessments and governmental charges or levies, except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of Borrower or such Subsidiary in accordance with, and to the extent required by, GAAP, and if such non-payment (individually and in the aggregate with all other such non-payments) has no reasonable likelihood of having a Material Adverse Effect.

     5.5   Maintenance of Insurance.  Borrower will maintain, and cause each of
           ------------------------
its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower and such Subsidiaries operate, consistent with the past practices of TIE and its Subsidiaries.

     5.6   Preservation of Corporate Existence, Etc.  Borrower will preserve and
           -----------------------------------------
maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), and franchises, except as permitted under Sections 6.5.
                ------------

     5.7   Access.  Borrower will from time to time, during normal business
           ------
hours upon reasonable notice, or, if a Default or an Event of Default shall have occurred and be continuing, at any time, permit Lender and any agent or representative thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of Borrower and any of its Subsidiaries with any of their respective officers.

     5.8   Keeping of Books.  Borrower will keep proper books of record and
           ----------------
account, in which full and correct entries, on a consolidated basis for Borrower and its Subsidiaries, shall be made of all financial transactions and the assets and business of Borrower and its Subsidiaries in accordance with GAAP consistently applied.

     5.9   Maintenance of Properties, Etc.  Borrower will maintain and preserve,
           -------------------------------
and cause each of its Subsidiaries to maintain and preserve, all of its properties in good repair, working order and condition, and from time to time make or cause to be made all necessary and proper repairs, renewals, replacements and improvements so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided,
                                                                     --------
however, that nothing in this Section 5.9 shall prevent Borrower or any of its
-------                       -----------
Subsidiaries from discontinuing the maintenance or preservation of any of its properties if such discontinuance is desirable in the conduct of its business and has no reasonable likelihood of having a Material Adverse Effect.

     5.10  Reporting Requirements.  Borrower will furnish to Lender:
           ----------------------

           (a) promptly (and in any event within three (3) Banking Days after Borrower becomes aware of the existence thereof) after the commencement thereof, notice of all actions, suits, and proceedings before any court or other Governmental Authority affecting Borrower or any Subsidiary of Borrower which, individually or in the aggregate, has a reasonable likelihood of having a Material Adverse Effect;

           (b) promptly and in any event within three (3) Banking Days after Borrower becomes aware of the existence of (i) any Default or Event of Default,
(ii) any breach or non-performance of, or any default under, any Contractual Obligation or any other agreement or instrument to which Borrower or any of its Subsidiaries is a party which has a reasonable likelihood of having a Material Adverse Effect, or (iii) any Material Adverse Effect or any development which has a reasonable likelihood of having a Material Adverse Effect, notice by telephone or telecopy specifying the nature of such Default, Event of Default, Material Adverse Effect or development, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing within five (5) Banking Days;

           (c) promptly after sending or filing thereof, copies of all reports which Borrower or any of its Subsidiaries sends to its security holders generally, and copies of all reports and registration statements which Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange, including amendments to the Tender Offer Documents;

           (d) promptly after receipt thereof, copies of all other statements or reports prepared by or supplied to Borrower or any of its Subsidiaries by their accountants or auditors reflecting the financial position of Borrower or any of its Subsidiaries; and

           (e) such other information respecting the business, prospects, properties, operations, or condition, financial or otherwise, of Borrower or any of its Subsidiaries, as Lender may from time to time reasonably request.

     5.11  Notice of Plan Reportable Events, Termination and Litigation.  As
           ------------------------------------------------------------
soon as possible and in any event within thirty (30) days after Borrower knows or has reason to know that any Reportable Event or a "prohibited transaction" (as defined in Section 4.17 hereof) with respect to any Plan has occurred or
               ------------
that the Pension Benefit Guaranty Corporation or Borrower or any Related Company has instituted or will institute proceedings under ERISA to terminate a Plan subject to Title IV of ERISA, or a partial termination of a Plan has or is alleged to have occurred, or any litigation regarding a Plan or naming the trustee of a Plan or Borrower or any Related Company with respect to a Plan is threatened or instituted, Borrower shall provide to Lender the written statement of the Chief Financial Officer of Borrower setting forth details of such Reportable Event, prohibited transaction, termination proceeding, partial termination or litigation and the action being or proposed to be taken with respect thereto, together with copies of the notice of such Reportable Event or any other notices, applications or forms submitted to the Pension Benefit Guaranty Corporation, Internal Revenue Service or the United States Department of Labor, and copies of any notices or correspondence received from the Pension Benefit Guaranty Corporation, Internal Revenue Service or the United States Department of Labor, and copies of any pleadings, notices or other documents relating to such litigation.

     5.12  Environmental Laws.  Borrower will, and will cause each of its
           ------------------
Subsidiaries to:

           (a) comply in all material respects with all Environmental Laws, now or hereafter in effect and maintain all required federal, state and local permits, licenses, certification and approvals and other authorizations, if any, which are required in connection with its ownership or use of the Premises and file, when due, all notifications relating to air emissions, effluent discharges and the generation, storage, treatment or disposal of any Hazardous Substances;

           (b) in the event that Borrower or any of its Subsidiaries receives notice or otherwise discovers that it is materially not in compliance with any Environmental Law or that there has been a spill, release or threatened release of any Hazardous Substance onto, from, at or under the Premises which spill, release or threatened release requires or may require notification, response, assessment, investigation or remedial action pursuant to any Environmental Law, Borrower shall notify Lender and all appropriate governmental agencies thereof and proceed with due diligence and at Borrower's cost and expense to respond appropriately, in accordance with all requirements of the Environmental Laws, provided that nothing contained herein shall be deemed to authorize the Lender to exercise dominion or control over operation of the facility or the Premises or handling of Hazardous Substances; and

           (c) indemnify and hold Lender, its Affiliates, agents, employees, officers, directors, Subsidiaries, successors and assigns, harmless from and with respect to each and every claim, debt, demand, loss, damage, action, cause of action, liability, cost and expense (including reasonable attorneys' fees) or suit of any kind or nature whatsoever, direct or indirect, known or unknown, in any manner arising out of a Default or Event of Default hereunder or in any way arising out of or, directly or indirectly, related to or connected with the operation of Borrower's or any of its Subsidiaries' business, including without limitation, claims arising under any Environmental Laws, except to the extent such claim, debt, demand, loss, damage, action, liability, cost or expense has resulted from such indemnified party's gross negligence or willful misconduct. Borrower shall indemnify the Lender and its successors and assigns as provided herein upon demand and in immediately available funds.

     5.13  Loan to Collateral Ratio.  In the event that at any time the
           ------------------------
principal balance of the Loan shall, for a period of three consecutive Banking Days, exceed the sum of (a) 50% of the market value of the Stock Collateral subject to the Pledge Agreements, plus (b) the face amount of any letter of credit Collateral delivered to Lender pursuant to clause (ii) below, Borrower shall, within three Banking Days, (i) cause Black Creek to subject to the first-priority Lien of the Black Creek Pledge Agreement such additional shares of MIDCOM Stock (subject to no restrictions on transfer or Lender's exercise of remedies thereunder other than as set forth in the Lock-Up Agreement and as set forth in the Black Creek Pledge Agreement) as shall be necessary to cause the outstanding principal balance of the Loan to be equal to or less than the sum of clauses (a) and (b) above, or (ii) deliver to Lender a letter of credit from an issuing bank acceptable to Lender, and in form and substance acceptable to Lender, in a face amount equal or greater than the amount necessary to cause the outstanding principal balance of the Loan to be equal to or less than the sum of clauses (a) and (b) above.


6.   NEGATIVE COVENANTS.  Borrower covenants, for so long as any of the
     ------------------
principal amount of or interest on the Note is outstanding and unpaid or any obligation of Borrower hereunder or any of the Obligations remains unpaid or unperformed, as follows:

     6.1   Liens, Etc.  Borrower shall not create or suffer to exist, or permit
           -----------
any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):
                     ---------------

           (a) Liens existing on property of TIE or any of its Subsidiaries on the Tender Funding Date or granted pursuant to a commitment that was legally binding on the Tender Funding Date, to the extent permitted by the Merger Agreement;

           (b)  Liens created pursuant to the Pledge Agreements;

           (c) extensions, renewals and replacements of Liens referred to in paragraphs (a) and (b) above, provided, any such extension, renewal or
---------- ---     ---        --------
replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure any Indebtedness in addition to that secured immediately prior to such extension, renewal or replacement;


(d) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but only if payment shall not at the time be required to be made in accordance with
Section 5.4;
-----------

           (e) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business;

           (f) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of the Premises, which do not materially detract from the value of such Premises or impair the use thereof in the business of Borrower or its Subsidiaries;

           (g) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which Borrower or the applicable Subsidiary of Borrower is fully protected by insurance or in respect of which Borrower or such Subsidiary shall at any time in good faith be prosecuting an appeal or pro ceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of Borrower or such Subsidiary; and

           (h)  Liens securing Indebtedness permitted under Section 6.2(a)(ix),
                                                            ------------------
but only if any such Lien shall be confined solely to the tangible asset the purchase price of which was financed through the incurrence of such Indebtedness.

     6.2   Indebtedness.  Borrower shall not:
           ------------

           (a) create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Indebtedness except the following:

                (i) the Loan and any other Indebtedness under this Agreement;

                (ii) Indebtedness of TIE or any of its Subsidiaries outstanding on the Tender Funding Date or incurred pursuant to a commitment that was legally binding on the Tender Funding Date, to the extent permitted by the Merger Agreement;

                (iii) Indebtedness of TIE or any of its Subsidiaries incurred under the Marmon Credit Agreement in an aggregate outstanding amount at any time not to exceed $3,000,000;

                (iv) Indebtedness of TIE to any of its wholly-owned Subsidiaries, of any wholly-owned Subsidiary of TIE to TIE, or of any wholly-owned Subsidiary of TIE to another wholly-owned Subsidiary of TIE;

                (v) (A) debt (other than for borrowed money) incurred by any Subsidiary of Borrower in the ordinary course of business, (B) payment and performance bonds posted by or on behalf of any such Subsidiary, (C) letters of credit for the account of any such Subsidiary to guarantee the payment of bid and performance bonds, insurance claims and contested appeals, and (D) commercial letters of credit in support of trade obligations of any such Subsidiary, in each case in the ordinary course of business in a manner and to an extent consistent with its past practices and necessary or desirable for the prudent operation of its business;

                (vi)       Indebtedness secured by Liens permitted pursuant to
           Section 6.1 above;
           -----------

                (vii) Extensions, renewals, replacements and refinancings of the foregoing not exceeding the principal amount thereof outstanding on the Tender Funding Date;

                (viii) Indebtedness of Borrower subject to the Subordination Agreement in an aggregate amount not to exceed $10,000,000; and

                (ix) Indebtedness of TIE or any of its Subsidiaries on or after the Tender Funding Date (A) under capitalized leases in the ordinary course of business, or (B) created in the ordinary course of business to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible asset and incurred at the time of or within 10 days prior to or after the acquisition of such tangible asset in an aggregate amount not to exceed $500,000; or

           (b) cancel, or permit any of its Subsidiaries to cancel, any claim or Indebtedness owed to it, except for adequate consideration and in the ordinary course of business, other than claims or Indebtedness in the aggregate not to exceed $50,000.

     6.3   Plan of Merger.  Borrower shall not, and Borrower shall not permit
           --------------
Merger Co. to, amend in any material respect the Merger Agreement.

     6.4   Dividends, Etc.  Borrower shall not declare or make, or permit any of
           ---------------
its Subsidiaries to declare or make, any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of its Stock or purchase, redeem, prepay, defease or otherwise acquire for value or make any payment in respect of any of its Stock except (i) any payments or other distributions by any wholly-owned Subsidiary of TIE to TIE or to any other wholly-owned Subsidiary of TIE; and (ii) any payments or other distributions by Borrower or TIE in connection with the Tender Offer or the Merger.

     6.5   Mergers, Etc.  Borrower shall not merge or consolidate with or into,
           -------------
or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, whether now owned or hereafter acquired, to any Person, or acquire all or substantially all of the Stock of any Person (other than the TIE Stock in the Tender Offer), or acquire all or substantially all of the assets of any Person or enter into any joint venture or partnership with, any Person, or permit any of its Subsidiaries to do so, except pursuant to the Tender Offer and the Merger, provided that after giving effect to the Merger, TIE shall continue to be
--------
Solvent, and the Loan and other amounts outstanding hereunder and under the other Loan Documents are paid in full upon the Merger.

     6.6   Investments in Other Persons.  Borrower shall not make or permit any
           ----------------------------
of its Subsidiaries to make any loan or advance to any Person (other than, in the case of Subsidiaries of the Borrower, accounts receivable created in the ordinary course of business) or, except as permitted under Sections 6.5 and
                                                           ------------
6.11, purchase or otherwise acquire, or permit any of its Subsidiaries to
----
purchase or otherwise acquire, any Stock or other equity interest or Indebtedness of any Person, or make, or permit any of its Subsidiaries to make, any capital contribution to, or otherwise invest in, any Person, except:

           (a)  investments in Cash Equivalents;

           (b)  loans or advances permitted pursuant to Section 6.2(a)(iv);
                                                        ------------------

           (c) advances made by TIE or any of its Subsidiaries to employees of TIE or any of its Subsidiaries for travel or other business related expenses in the ordinary course of business; and

           (d) loans or advances by Borrower to any of its wholly-owned Subsidiaries, by any of its wholly-owned Subsidiaries to TIE, or by any of its wholly-owned Subsidiaries to another of its wholly-owned Subsidiaries.

     6.7   Assets.  Borrower shall not sell or otherwise dispose of any assets,
           ------
or permit any of its Subsidiaries to sell or otherwise dispose of any of its assets, except for, in the case of

Subsidiaries of Borrower, (i) the sale or disposition of inventory in the ordinary course of business; and (ii) the sale or distribution of any assets which have become obsolete or surplus to the business of such Subsidiary.

     6.8   Change in Nature of Business.  Borrower shall not (a) engage in any
           ----------------------------
business other than the making of the Tender Offer or the purchasing and owning of TIE Stock (which shall include, but not be limited to, any and all direction, supervision and oversight of or with respect to the business of TIE and its Subsidiaries), (b) permit any of its Subsidiaries to make any material change in the nature of its business as carried on at the date hereof, or (c) enter into, or permit any of its Subsidiaries to enter into, any new business except as contemplated by the Tender Offer.

     6.9   Capital Structure.  Borrower shall not make, or permit any of its
           -----------------
Subsidiaries to make, any change in its capital structure (including changes in the terms of its outstanding Stock), or amend its certificate of incorporation or by-laws, in any case in a manner which might in any way materially adversely affect the Tender Offer, the Merger or the repayment of the Loan or any other amounts due hereunder.

     6.10  Tender Offer.
           ------------

           (a) Borrower shall not change the Tender Offer (i) from an all cash offer for not less than the Minimum Number of Shares (after giving effect to the shares of TIE Stock owned by Borrower), or (ii) in any other material respect from the terms set forth in the Offer to Purchase.

           (b) Borrower shall not change any of the conditions to the Tender Offer contained in the Offer to Purchase, except, and to the extent, permitted by Section 3.2(a)(ii).
   ------------------

           (c) Borrower shall not waive any of the conditions to the Tender Offer contained in the Offer to Purchase except, and to the extent, permitted by
Section 3.2(a)(ii).
------------------

     6.11  Transactions with Affiliates.  Borrower shall not enter into or be a
           ----------------------------
party to, or permit any of its Subsidiaries to enter into or be a party to, any transaction with any Affiliate of Borrower (including, after the Tender Funding Date, TIE and its Subsidiaries), except for the incurrence of the Indebtedness permitted by Section 6.2(a)(viii) and as otherwise provided herein and, in the
             --------------------
case of TIE and its Subsidiaries, in the ordinary course of business and in a manner necessary or desirable for the prudent operation of its business for fair consideration and on terms no less favorable to TIE or such Subsidiary as are available from unaffiliated third parties.

     6.12  Accounting Changes.  Borrower shall not make, or permit any of its
           ------------------
Subsidiaries to make, any significant change in accounting treatment and reporting practices except as permitted by GAAP or the Securities and Exchange Commission.

     6.13  Margin Regulations.  Borrower shall not use the proceeds of the Loan
           ------------------
in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     6.14  Capital Expenditures.  Borrower shall not make, or after the Tender
           --------------------
Funding Date permit any of its Subsidiaries to make, any expenditure for fixed or capital assets, other than, in the case of TIE and its Subsidiaries, pursuant to commitments entered into by TIE and its Subsidiaries prior to the Tender Funding Date, or entered into at any time thereafter, in the ordinary course of business not in violation of the Merger Agreement.

     6.15  Negative Pledges, Etc.  Borrower shall not, and shall not permit any
           ----------------------
of its Subsidiaries to, enter into any agreement (other than this Agreement, any other Loan Document, or any agreement governing Indebtedness permitted by
Section 6.2(a)(ii) as in effect on the Tender Funding Date or Section 6.2(a)(vi)
------------------                                            ------------------
as to assets financed with the proceeds of such Indebtedness), prohibiting or restricting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired or restricting the ability of Borrower or any other Loan Party to amend or otherwise modify this Agreement or any other Loan Document.


7.   EVENTS OF DEFAULT.
     -----------------

     7.1   Events of Default.  The term "Event of Default" shall mean the
           -----------------
occurrence of any of the following events:

           (a)  Default in Payment of Loan.  Borrower shall default in any
                ---------------------------
payment of principal of, or interest on, the Loan when and as due (whether at maturity, by reason of acceleration or otherwise).

           (b)  Other Payment Default.  Borrower shall default in the payment,
                ---------------------
as and when due, of principal or interest on, any other Obligation, and such default shall continue for five days after written notice thereof has been given to Borrower by Lender.

           (c)  Misrepresentation.  Any representation or warranty made or
                -----------------
deemed to be made by Borrower or Merger Co. under or in connection with this Agreement or any other Loan Document or any amendment hereto or thereto shall at any time prove to have been incorrect or misleading in any material respect when made.

           (d)  Default in Performance.  Borrower shall default in the
                ----------------------
performance or observance of any term, covenant, condition or agreement contained in (i) Sections 5.1, 5.13 (subject to the right to cure set forth
                 ------------  ----
therein), 6.1 or 6.2(a) (with respect to any Lien or Indebtedness which would
          ---    ------
have a Material Adverse Effect), 6.2(b), 6.3 through 6.5 inclusive, 6.7, 6.8(a),
                                 ------  ---         ---            ---  ------
6.8(b) or (c) (if a Material Adverse Effect would result), 6.10, or 6.13, (ii)
------    ---                                              ----     ----
Sections 5.2, 5.5 through 5.11 inclusive, 6.1 or 6.2(a) (with respect to any
------------  ---         ----            ---    ------
Lien or Indebtedness which would not have a Material Adverse Effect), 6.6, 6.9,
                                                                      ---  ---
6.11, 6.12, 6.14 or 6.15, and (in the case of defaults described in this clause
----  ----  ----    ----
(ii)), such default shall continue for a period of 10 days after written notice thereof has been given to Borrower by Lender, (iii) Section 6.8(b) or (c) (if no
                                                    --------------    ---
Material Adverse Effect would result) or any other provision of this Agreement and (in the case of defaults described in clause (iii)) such default shall continue for a period of 30 days after written notice thereof has been given to Borrower by Lender.

           (e)  Indebtedness Cross-Default.  (i) Borrower or any of Borrower's
                --------------------------
Subsidiaries shall fail to pay when due and payable (after the expiration of any applicable grace period) the principal of or interest on Indebtedness (other than the Loan) where the principal amount of such Indebtedness is in excess of $500,000, or (ii) the Corporate Guarantor or Paul H. Pfleger shall fail to pay when due and payable (after the expiration of any applicable grace period) the principal of or interest on Indebtedness (other than the Loan) where the principal amount of such Indebtedness equals or exceeds $5,000,000, or (iii) the maturity of any such Indebtedness shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, or (iv) any event shall have occurred and be continuing which would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and any applicable grace period shall have expired.

           (f)  Other Cross-Defaults.  Any Loan Party, Borrower, or any of
                --------------------
Borrower's Subsidiaries shall default in the payment when due or in the performance or observance of any Contractual Obligation (after the expiration of any applicable grace period), if the exercise of remedies thereunder by the other party to such agreement is reasonably likely to have a Material Adverse Effect.

           (g)  Voluntary Bankruptcy Proceeding.  Any Loan Party, Borrower, or
                -------------------------------
any of Borrower's Subsidiaries shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) commence a proceeding to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

           (h)  Involuntary Bankruptcy Proceeding.  A case or other proceeding
                ---------------------------------
shall be commenced against any Loan Party, Borrower, or any of Borrower's Subsidiaries in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against such Person (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

           (i)  Loan Documents.  Any event of default or Event of Default under
                --------------
any other Loan Document shall occur, any representation or warranty made or deemed to be made by any Loan Party under or in connection with any Loan Document or any amendment thereto shall at any time prove to have been incorrect or misleading in any material respect when made, or Borrower, or any other Loan Party, shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by Borrower or any other Loan Party under, any such Loan Document, or any provision of this Agreement or of any other Loan Document after delivery thereof hereunder shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or Borrower or any other Loan Party shall so state in writing, or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than any action not taken or taken independently by Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby.

           (j)  Judgment.  A judgment or order for the payment of money which
                --------
equals or exceeds (i) $500,000 in amount shall be entered against Borrower, or
(ii) $5,000,000 in amount shall be entered against the Corporate Guarantor or Paul H. Pfleger, by any court and such judgment or order shall continue undischarged or unstayed for 30 days.

           (k)  Attachment.  A warrant or writ of attachment or execution or
                ----------
similar process which equals or exceeds (i) $500,000 in value shall be issued against any property of Borrower, or (ii) $5,000,000 in amount shall be entered against the Corporate Guarantor or Paul H. Pfleger, and such warrant or process shall continue undischarged or unstayed for 30 days.

           (l)  ERISA.  Any event, which Lender determines in good faith
                -----
constitutes grounds for the termination of any Plan subject to Title IV of ERISA by the appropriate United States District Court or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan or the termination of a Plan subject to Title IV of ERISA with an existing funding deficit under the Plan, or the law or any applicable regulations such that the Plan is unable to pay benefits when due, or the appointment of a trustee by an appropriate United States District Court to administer any Plan subject to Title IV of ERISA, or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any Plan subject to Title IV of ERISA or to appoint a trustee to administer any such Plan, or the failure of Borrower or any Rebated Party to meet its minimum funding requirements under ERISA and the Code with respect to a Plan, or a partial termination of a Plan has or is alleged to have occurred, and Lender determines in good faith that such actions
                          ---
or occurrences will have a Material Adverse Effect.

     7.2   Remedies.  Upon the occurrence of an Event of Default specified in
           --------
Section 7.1(g) or (h), the principal of and the interest on the Loan and the
---------------------
Note, and all other amounts owed to Lender under this Agreement or any of the Loan Documents, and all other Obligations, shall thereupon become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding. If any Event of Default (other than as specified in Section 7.1(g) or (h)) shall have occurred and be continuing,
                ---------------------
Lender, in its sole and absolute discretion, may (a) declare the principal of and interest on the Loan and the Note, and all other amounts owed to Lender under this Agreement or any of the Loan Documents, and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, (b) exercise any and all of its rights under any and all of the Loan Documents, and (c) exercise all of the rights and remedies of a secured party under the UCC (whether or not the UCC is applicable) and under any other applicable law. Borrower agrees to pay all costs of the Lender of collection of the Obligations, and enforcement of the rights hereunder, and, if collected by or through an attorney, or upon advice therefrom, reasonable attorneys' fees.


 8.  MISCELLANEOUS.
     -------------

     8.1   No Waiver; Cumulative Remedies.  No failure or delay on the part of
           ------------------------------
Lender in exercising any right, power or remedy hereunder, under the Note, or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law or in equity.

     8.2   Amendments, Etc.  No amendment, modification, termination or waiver
           ---------------
of any provision of this Agreement or of the Note, or any other Loan Document, nor consent to any departure by Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower or any other Loan Party in any case shall entitle Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances.

     8.3   Addresses for Notices, Etc.  All notices, requests, demands and other
           --------------------------
communications provided for hereunder, other than routine communications in the ordinary course of business, shall be in writing (including telex and facsimile communications) and mailed, telexed or faxed (with confirmation) or delivered to the applicable party at the address indicated below:

           If to Borrower:                Charles B. McNamee
                                          President
                                          TIE Acquisition Co.
                                          1201 Third Avenue, Suite 5400
                                          Seattle, Washington   98101
                                          (206) 628-5173 (fax)

           With a Copy to:                Bruce W. Moorhead, Jr., Esq.
                                          Smith, Gambrell & Russell
                                          Suite 3100, Promenade II
                                          Atlanta, Georgia 30309-3592
                                          (404) 815-3509 (fax)

           If to Lender:                  Paul Warley
                                          Vice President
                                          NationsBank of Georgia, N.A.
                                          NationsBank Business Credit
                                          P.O. Box 3406
                                          Atlanta, Georgia 30302-3406
                                          (404) 607-6439 (fax)

           If to the Guarantors:          At their addresses set forth
                                          in their respective Guaranty
                                          Agreements

           If to Black Creek:             As set forth in the Black Creek
                                          Pledge Agreement.

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to the delivery with the terms of this Section. Except as otherwise expressly provided in this Agreement, all such notices, requests, demands and other communications shall, when mailed, telexed or faxed, be effective when deposited in the mails (postage paid), sent over a telex owned or operated by a party hereto with an answerback response set forth on the sender's copy of the document, or sent by facsimile (with confirmation), respectively, addressed as aforesaid.

     8.4   Costs and Expenses.  Borrower agrees to pay on demand:
           ------------------

           (a) all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and any other document to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby, including the out-of-pocket expenses and reasonable fees of counsel for Lender with respect thereto and, after the occurrence of a Default or Event of Default, with respect to advising Lender as to its rights and responsibilities under the Loan Documents;

           (b) all out-of-pocket costs and expenses incurred by Lender in connection with the preservation of any rights under any Loan Document or in connection with any restructuring or "work-out" of any of the Obligations after the occurrence of a Default or Event of Default (whether through negotiations, legal proceedings or otherwise), including the reasonable out-of-pocket expenses and reasonable fees of counsel for Lender;

           (c) all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the enforcement of any of the Obligations, including the reasonable out-of-pocket expenses and reasonable fees of counsel for Lender; and

           (d) all reasonable out-of-pocket costs and expenses of Lender incurred in connection with due diligence, transportation, use of computers, duplication, appraisals, surveys, environmental and other audits, insurance consultants and search reports and all filing and recording fees; provided, that the aggregate amount of such costs and expenses incurred after the Tender Funding Date shall not exceed $50,000 unless an Event of Default has occurred.

     8.5   Indemnity.
           ---------

           (a) Borrower agrees to indemnify and hold harmless Lender and each of its Affiliates and all directors, officers, employees, agents and advisors of all of the foregoing (each, an "Indemnified Party") from and against any and all
                                -----------------
claims, actions, proceedings, suits, damages, losses, liabilities, costs, expenses and disbursements, including the out-of-pocket expenses and reasonable fees of counsel which may be incurred by or asserted against any Indemnified Party as a result of any investigation, litigation, suit, action or proceeding (regardless of whether an Indemnified Party is a party thereto) arising out of, relating to, or in connection with, the Tender Offer, the Merger or any transaction or proposed transaction (whether or not consummated) financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of the Loan (other than costs of the type covered by Section 8.4), or any other
                                                  -----------
transaction contemplated hereby; except to the extent such claim, damage, loss, liability, cost or expense has resulted from such Indemnified Party's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Notwithstanding any other provision contained in this Agreement, this indemnity shall not be limited in any way by the passage of time or the occurrence of any event.

     8.6   Applicable Law.  This Agreement, and each of the documents and
           --------------
transactions contemplated herein (unless specifically stipulated to the contrary in such document), shall be governed by and interpreted in accordance with the laws of the State of Georgia.

     8.7   Successors and Assigns.  All of the terms of this Agreement, and each
           ----------------------
of the documents and agreements executed and delivered pursuant hereto and in accordance herewith, shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, transferees, successors and assignees of the parties hereto, whether so expressed or not. Borrower shall not assign or transfer this Agreement, or any of its rights hereunder, without the prior written consent of Lender. Prior to the occurrence and continuance of an Event of Default, Lender shall not assign or transfer this Agreement, or any of its rights hereunder, to any Person other than an Affiliate of Lender.

     8.8   Survival of Representations and Warranties.  All representations,
           ------------------------------------------
warranties, covenants, and agreements contained herein or made in writing by Borrower and each other Merger Co. in connection herewith shall survive the execution and delivery of this Agreement, the Note and any and all other Loan Documents.

     8.9   Time is of the Essence.  Time is of the essence of this Agreement and
           ----------------------
the Note.

     8.10  Headings.  The headings in this Agreement are intended to be for
           --------
convenience of reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

     8.11  Entire Agreement.  Except as otherwise expressly provided, this
           ----------------
Agreement and the other Loan Documents embody the entire Agreement and understanding between the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof.

     8.12  Severability.  Wherever possible, each provision of this Agreement,
           ------------
the Note and each other Loan Document shall be interpreted in such manner as to be effective and valid under applicable law. In case any one or more of the provisions contained in this Agreement, the Note or any other Loan Document shall for any reason be held to be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the Note or any other Loan Document.

     8.13  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     8.14  GOVERNING LAW; CONSENT TO JURISDICTION.  THIS AGREEMENT AND THE
           --------------------------------------
OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION HEREWITH (UNLESS SPECIFICALLY STIPULATED TO THE CONTRARY IN SUCH DOCUMENT OR AGREEMENT), AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN ATLANTA, GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS OR AGREEMENTS DESCRIBED OR CONTEMPLATED HEREIN, AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATES FEDERAL OR STATE COURT.

     8.15  WAIVER OF TRIAL BY JURY.  BORROWER AND LENDER EACH WAIVE ALL RIGHTS
           -----------------------
TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO TRANSACTIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS DESCRIBED OR CONTEMPLATED HEREIN.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed, sealed and delivered, as applicable, by its duly authorized officers on the day and year first above written.

                              Borrower:


                              TIE ACQUISITION CO.


                              By:   /s/ Charles B. McNamee
                                 ---------------------------------
                                    Charles B. McNamee
                                    President



                              Lender:


                              NATIONSBANK OF GEORGIA, N.A.


                              By:   /s/ Paul P. Warley, Jr.
                                 ---------------------------------
                                    Paul P. Warley, Jr.
                                    Vice President